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                                                                     Exhibit 4.1

              SECURITIES ISSUANCE AND REGISTRATION RIGHTS AGREEMENT

         THIS IS A SECURITIES ISSUANCE AND REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of September 22, 2000, between West Pharmaceutical Services, Inc., a Pennsylvania corporation, ("West") with offices at 101 Gordon Drive, Lionville, PA, 19341, and Innovative Drug Delivery Systems, Inc., a Delaware corporation, ("IDDS") with offices at 787 Seventh Avenue, New York,
New York 10019, on behalf of itself and any Affiliate of IDDS referred to in the Background section below.

                                   Background

         The parties have entered into a Development Milestone and Option Agreement (Nasal Morphine) and a Research and development and Option Agreement (Nasal Midazolam), each dated as of September 22, 2000, and contemplate entering into other similar agreements in the future (such present and future agreements being referred to herein individually as a "Milestone Agreement" and collectively as the "Milestone Agreements"). Under the Milestone Agreements, IDDS would make payments upon achieving certain identified milestones ("Milestones") in the development of pharmaceutical products containing technology licensed to IDDS by West and its wholly owned subsidiary West Pharmaceutical Services Drug Delivery & Clinical Research Centre Ltd.

         The Milestone Agreements permit certain of these payments to be made by issuing to West shares of a class of nationally listed, publicly traded equity securities of IDDS or an Affiliate of IDDS (the "NLPT Securities" that is are listed on the New York Stock Exchange, NASDAQ National Market System, NASDAQ Small-Cap Market or American Stock Exchange (an "Exchange"). The shares that may be issued to West from time to time are hereinafter collectively referred to as the "Shares". As used herein, an "Affiliate" means an entity, over 50% of the voting securities of which are directly or indirectly controlled by a party to this Agreement, or an entity that directly or indirectly controls over 50% of the voting securities of such party.

         The parties desire to provide for compliance with the U.S. Securities Act of 1933, as amended, and the rules promulgated thereunder (the "Securities Act") in connection with the issuance of the Shares to West and the further resale or other disposition of the Shares by West.

                                    Agreement

         Accordingly, the parties hereto, intending to be legally bound, agree as follows:

1. Delivery of Certificates. IDDS shall issue and delivery to West a certificate in the name of West for the Shares issued from time to time under the Milestone Agreements.

2. Representations and Warranties of IDDS. IDDS represents and warrants to West as follows:

         2.1 As of the time of issuance, IDDS and the Shares will meet the continuing listing requirements of the Exchange on which the NLPT Securities are listed;

         2.2 As of the time of issuance, the Shares being issued shall be duly authorized, and upon issuance in accordance with the terms and provisions of this Agreement and the applicable Milestone Agreement, will be validly issued, fully paid and non-assessable.

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         2.3      IDDS has the corporate power to execute, deliver and carry out the terms and provisions of this Agreement, and all necessary corporate action has been taken to authorize the execution, delivery and performance of this Agreement by IDDS. This Agreement represents a valid, legal and binding obligation of IDDS, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         2.4 No authorization, consent or approval of, or exemption by, any governmental or public body or authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement, or the taking of any action contemplated hereby, by IDDS, except those that have been obtained or are available.

3.       Representations and Warranties of West.

         3.1 West represents and warrants to the IDDS that: (i) it understands that the Shares are being issued to it under certain exemptions from the registration provisions of the Securities Act; West is acquiring such Shares without being furnished any offering literature or prospectus; and the offer and sale of the Shares has not been examined by the U.S. Securities and Exchange Commission (the "SEC") or by any agency charged with the administration of the securities laws of any state or other jurisdiction; (ii) West has, either alone or together with its advisors, such knowledge and experience in financial and business matters that West is capable of making an informed investment decision with respect thereto; and (iii) West understand that IDDS is relying on the truth and accuracy of the representations, declarations and warranties made herein by West in the issuance of the Shares hereunder without having first registered such Shares under the Securities Act or under the securities laws of any state or other jurisdiction. West is an "institutional investor" as defined in Regulation Section 103.11 1(a)(1) under the Pennsylvania Securities Act of 1972 inasmuch as West has been in existence for more than 18 months and has a tangible net worth on a consolidated basis, as reflected in its most recent audited financial statements, of at least $10,000,000.

         3.2 West confirms to IDDS that: (i) West understands that there are restrictions on the transferability of the Shares and;
                  (ii) the Shares are being held for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; (iii) West does not have any contract, undertaking, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge the Shares, or any part thereof, to any person and has no current plan to enter into any such contract, undertaking, agreement or arrangement.

         3.3 West will hold the Shares for its own account without a view to the distribution thereof, and that it will not, at any time or times, directly or indirectly offer, sell, pledge, transfer or otherwise dispose of the Shares or solicit any offer to purchase or otherwise acquire or take a pledge of the Shares, other than in conformity with the Securities Act, and that no transfer of the Shares may be made except in compliance with the following legend, which West consents may be applied to the certificate(s) for the Shares:


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                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                           NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) REGISTRATION UNDER SUCH ACT OR OTHER APPLICABLE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

         3.4 West represents to IDDS that no authorization, consent or approval of, or exemption by, any governmental or public body or authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement, or the taking of any action contemplated hereby, by West, except those that have been obtained or are available.

4.       Registration Under the Securities Act of 1933.

         4.1      Demand Registration.

         4.1.1 Timing and Number of Demand Registration Rights. If, at any time commencing 30 days following issuance of any Shares pursuant to the Milestone Agreements and subject to this Agreement, West shall request IDDS in writing to register under the Securities Act any Shares (but in no event less than 100,000 Shares)(the Shares subject to such a request, whether under this Section 4.1 or under Section 4.2, being referred to herein as the "Subject Stock"), IDDS shall use its best efforts to cause the shares of Subject Stock specified in such request to be registered as soon as reasonably practical so as to permit the sale thereof, and in connection therewith shall prepare and file a registration statement with the SEC under the Securities Act to effect such registration; provided, however, that each such request shall (i) specify the number of shares of Subject Stock intended to be offered and sold
                  (ii) express the present intention of West to offer or cause the offering of such shares of Subject Stock for distribution,
                  (iii) describe the nature or method of the proposed offer and sale thereof, and (iv) contain the undertaking of West to provide all such information and materials and take all such action as may be required in order to permit IDDS to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. West shall not be entitled to request more than one demand registration statement under this Agreement in any 12-month period or more than three such demand registrations in the aggregate. IDDS shall not be required to effect a demand registration hereunder for a period of 120 days (or such longer period as may be required by law or the managing underwriter) following the closing of an underwritten public offering of NLPT Securities that is in registration at the time of receipt of West's registration request or that is filed with the SEC within 20 days following the receipt of West's demand registration request.

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         4.1.2    Obligations of IDDS. Whenever IDDS is required by the
                  provisions of this Agreement to use its best efforts to effect the registration of any NLPT Securities under the Securities Act, IDDS shall (A) prepare and, as soon as possible, file with the SEC a registration statement with respect to the shares of Subject Stock, and shall use its best efforts to cause such registration statement to become effective and remain effective until the earlier of the sale of the shares of Subject Stock so registered or 120 days subsequent to the effective date of such registration; (B) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement until the earlier of the sale of the shares of Subject Stock so registered or 120 days subsequent to the effective date of such registration statement; (C) furnish to West such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), in conformity with the requirements of the Securities Act, as West may reasonably request in order to effect the offering and sale of the shares of Subject Stock to be offered and sold, but only while IDDS shall be required under the provisions hereof to cause the registration statement to remain current; (D) use its commercially reasonable efforts to register or qualify the shares of Subject Stock covered by such registration statement under the securities or blue sky laws of such states as West shall reasonably request, maintain any such registration or qualification current until the earlier of the sale of the shares of Subject Stock so registered or 120 days subsequent to the effective date of the registration statement and do any and all other acts and things either necessary or advisable to enable West to consummate the public sale or other disposition of the shares of Subject Stock in jurisdictions where West desires to effect such sales or other disposition (but IDDS shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction where IDDS is not so qualified); and (E) take all such other action either necessary or desirable to permit the shares of Subject Stock held by West to be registered and disposed of in accordance with the method of disposition described herein. If requested, and provided that the underwriter or underwriters are reasonably satisfactory to IDDS, IDDS shall enter into an underwriting agreement with a nationally recognized investment banking firm or firms containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions. IDDS shall not cause the registration under the Securities Act of any other shares of NLPT Securities to become effective (other than registration of an employee stock plan, or registration in connection with any Rule 145 or similar transaction) during the effectiveness of a registration requested hereunder for an underwritten public offering if, in the judgment of the underwriter or underwriters, marketing factors would adversely affect the price of the Subject Stock. In connection with any offering of shares of Subject Stock registered pursuant to this Agreement, IDDS shall instruct the transfer agent and registrar of the Subject Stock to release any stop transfer orders with respect to the shares of Subject Stock being sold.


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         4.1.3    Inclusion of Additional Shares. IDDS shall take all actions it deems necessary or advisable in order to ensure that security holders of IDDS, whether or not holding contractual registration rights, shall not have the right to exclude from any registration initiated pursuant to this Section 4.1 any shares of Subject Stock.

         4.1.4 Expenses. IDDS shall pay all of the out-of pocket expenses incurred by IDDS in connection with (A) any registration statements that are initiated pursuant to this Section 4.1 and
                  (B) the registration pursuant to Section 4.2 below of shares of NLPT Securities held by IDDS, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fee and disbursements of IDDS's outside counsel and independent accountants; provided, however, IDDS shall not be required to pay for any underwriters' discounts or commissions with respect to any shares sold by West pursuant to Section 4.1 or Section 4.2.

4.2      "Piggyback" Rights.

         4.2.1 Notice of Registration. If, at any time or from time to time commencing nine months after an initial public offering of any shares of NLPT Securities, IDDS shall determine to register any of its securities, either for its own account or the account of any security holder or holders, other than a registration relating solely to employee benefit plans or a registration relating solely to an SEC Rule 145 transaction, IDDS will:

                  (a)      promptly give to West written notice thereof; and

                  (b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, that number of shares of Subject Stock held by West as specified by West in a written request, made within 15 days after receipt of such written notice from IDDS.

         4.2.2 Underwriting. If the registration of which IDDS gives notice is for a registered public offering involving an underwriting, IDDS shall so advise West as a part of the written notice given pursuant to Section 4.2.1. In such event the right of West to registration pursuant to this Section 4.2 shall be conditioned upon West's participation in such underwriting and the inclusion of shares of the Subject Stock being registered thereunder in the underwriting to the extent provided herein. West, together with IDDS and the other holders, if any, distributing their securities through such underwriting, shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by IDDS. Notwithstanding any other provision of this Section 4.2 if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of shares to be included in such registration and underwriting on behalf of West and other selling security holders to an aggregate of not less than 15% of the total number of the securities to be registered in such registration and underwriting.


                                      -5-
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                  If West or any other holder disapproves of the terms of any such underwriting, West or such other holder may elect to withdraw therefrom by written notice to IDDS and the managing underwriter within ten days following the filing of the registration statement involving such underwriting. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and the securities so excluded or withdrawn shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto.

         4.2.4 Demand Registration Rights Exercised by Other Stockholders. If the registration of which IDDS gives notice pursuant to
                  Section 4.2.1 relates to the exercise of demand registration rights by another stockholder of IDDS (the "Demanding Stockholder") and IDDS, the Demanding Stockholder or the managing underwriter (in the event of a registered public offering involving an underwriting) determines that marketing factors require a limitation of the number of shares to be registered, IDDS shall so advise West and the other holders distributing securities through such registration (other than the Demanding Stockholder) and shares held by any person or entity, including West, (other than the Demanding Stockholder) may be excluded from such registration in whole or in part.

4.3 Holdback Agreement. West agrees with respect to any underwritten registered offering of IDDS's securities, that upon the request of IDDS or the underwriter managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any equity securities of IDDS, other than those included in the registration, without the prior written consent of IDDS or such underwriter for such period of time as IDDS or such underwriter may specify (not to exceed 180 days) from the effective date of such registration; provided, however, that this provision shall not apply to a underwritten registered offering of IDDS's equity securities unless every holder of 5% or more of the equity securities of IDDS has agreed in writing to be bound to a provision identical or substantially similar to this provision.

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4.4      Indemnification.

         4.4.1 Indemnification by IDDS. In the case of any offering registered pursuant to this Agreement, IDDS agrees to indemnify and hold West, each of its officers and directors, each underwriter of shares of Subject Stock under such registration and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act harmless against any and all loses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, and to reimburse them, from time to time promptly upon request, for any legal or other expenses incurred by them in connection with any claims or actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such shares of Subject Stock or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
                  (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if IDDS shall have filed with the SEC any amendment thereof or supplement thereto), if used within the period during which IDDS shall be required to keep the registration statement to which such prospectus relates current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section 4.4.1 shall not apply to such losses, claims, damages, liabilities or actions which shall arise from the sale of shares of Subject Stock to any person if such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission shall have been (x) made in reliance upon and in conformity with information furnished in writing to IDDS by West specifically for use in connection with the preparation of the registration statement or any preliminary prospects or prospectus contained in the registration statement or any such amendment thereof or supplement thereto, or (y) made in any preliminary prospectus, and the prospectus contained in the registration statement as declared effective or in the form filed by IDDS with the SEC pursuant to Rule 424 under the Securities Act shall have corrected such statement or omission and a copy of such prospectus shall not have been sent or given to such person at or prior to the confirmation of such sale to him.



         4.4.2 Indemnification by West. In the case of each offering of shares of NLPT Securities registered pursuant to this Agreement where such shares are sold pursuant to such registration, West agrees in the same manner and to the same extent as set forth in Section 4.4.1 of this Agreement to indemnify and hold harmless IDDS and each person, if any, who controls IDDS within the meaning of Section 15 of the Securities Act, its directors and those officers of IDDS who shall have signed any such registration statement with respect to any statement in or omission from such registration statement or any preliminary prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid), if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to IDDS by West specifically for use in connection with the preparation of such registration statement or any preliminary prospectus or prospectus contained in such registration statement or any amendment thereof or supplement thereto.


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         4.4.3    Notice of Claims. Each party indemnified under Section 4.4.1 or Section 4.4.2 above shall, promptly after receipt of notice of the commencement of any claim or action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party on account of the indemnity agreement contained in Section 4.4.1 or
                  Section 4.4.2 above, unless the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under Section 4.4.1 or Section 4.4.2 above for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof or response thereto other than reasonable costs of investigation. Notwithstanding the above, however, if representation of one or more indemnified parties by the counsel retained by the indemnifying party would be inappropriate due to actual conflicting interests between such indemnified parties (the "Conflicting Indemnified Parties") and any other party represented by such counsel in such proceeding, then such Conflicting Indemnified Parties shall have the right to retain one separate counsel, chosen by a majority of the Conflicting Indemnified Parties, at the expense of the indemnifying party. No indemnifying party, (A) in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, which consent shall not unreasonably be withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, or (B) shall be liable for amounts paid in any settlement if such settlement is effected without the consent of the indemnifying party, which consent shall not be unreasonably withheld.

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         4.4.4    Contribution. If the indemnification provided for in this
                  Section 4.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

5.       Certain Covenants by West and IDDS.

       5.1 Compliance with U.S. Securities Laws. In the event that IDDS discloses or makes available to West any confidential information concerning IDDS that IDDS believes is likely to constitute "material, non-public information" (as such term is used in the U.S. federal securities laws), IDDS shall so inform West in writing prior to or at the time of such disclosure. In such event, unless and until advised by IDDS that the material information has been completely and adequately disseminated to the public, West shall not: (i) purchase, trade, offer, pledge, sell, contract to sell or to purchase or sell "short" or "short against the box" (as such terms are generally understood in the securities markets), any Shares or other equity or debt security of IDDS, or any warrant, option or other right to acquire or dispose of any such security; (ii) recommend the purchase or sale of such security, or "tip" or communicate such information to any other person; (iii) engage in any other action to take advantage of such information; or (iv) knowingly assist any person who is engaged in any of the above activities.

         5.2 Covenant to Assign Rights and Obligations. IDDS hereby covenants and agrees with West that, in the event that an Affiliate of IDDS rather than IDDS becomes the issuer of the NLPT Securities, that IDDS shall immediately cause the Affiliate to take all steps necessary to become a party to this Agreement. And in such event, all references to IDDS shall be deemed to refer to such Affiliate for all purposes under this Agreement.

6. Assignment. This Agreement may not be assigned or otherwise transferred by either party without the consent of the other party; provided, however, that IDDS shall assign its rights and obligations hereunder to an Affiliate as contemplated under Section 5.2 hereof and West may assign its rights and obligations hereunder to any Affiliate of West. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

7. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the parties. The parties shall in such an instance use reasonable efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

8. Notices. Any notice or other communication pursuant to this Agreement will be deemed duly made or given: (i) when delivered by hand; (ii) five business days after it is mailed, certified or return receipt request, with postage prepaid; (iii) when sent, if sent by telecopy (with receipt confirmed) or (iv) when receipt is signed for when sent by Federal Express, DHL or other express delivery service. Notices will be addressed as follows:

         If to West to:

                  West Pharmaceutical Services, Inc.
                  101 Gordon Drive
                  Lionville, Pennsylvania 19341
                  Attention:  Division President, Drug Delivery Systems
                  Telecopier: 610 594-3013

                  With a required copy to:

                  West Pharmaceutical Services, Inc.
                  101 Gordon Drive
                  Lionville, Pennsylvania 19341
                  Attention:  General Counsel
                  Telecopier: 610 594-3013


         If to IDDS, to:

                  Innovative Drug Delivery Systems, Inc.
                  787 Seventh Avenue
                  New York, NY 10019
                  Attention:  David M. Tanen
                  Telecopier: 212 554-4355

9. Governing Law/Jurisdiction. This Agreement is acknowledged to have been made in and shall be construed, governed, interpreted and applied in accordance with the federal securities laws and the laws of the Commonwealth of Pennsylvania, without giving effect to its conflict of laws provisions. The state and federal courts in Pennsylvania

10. shall have exclusive jurisdiction over any litigation arising under this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective duly authorized representatives.


WEST PHARMACEUTICAL SERVICES, INC.        INNOVATIVE DRUG DELIVERY SYSTEMS,
                                           INC.


By:/s/ Donald E. Morel Jr.                By:/s/ Mark C. Rogers
   --------------------------------          --------------------------------
Name:  Donald E. Morel Jr.                Name:
Title: President                          Title:
       Drug Delivery Systems